UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2021

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 8, 2021, Cross Country Healthcare, Inc. (the “Company”) entered into and consummated the transactions contemplated by that certain Asset Purchase Agreement (the “Purchase Agreement”) by and among Workforce Solutions Group, Inc. (“WSG”), Health Talent Strategies, Inc. (“HTS”), Talent Strategies, Inc. (“TSI” and together with WSG and HTS, the “Sellers” and each a “Seller”), and Pamela Jung, pursuant to which the Company purchased and acquired substantially all assets of Sellers and assumed certain liabilities of Sellers (the “Transaction”). Based in California, WSG primarily works with local and national healthcare plans and managed care providers to coordinate in-home care services for participants. WSG also provides a range of consulting and talent management solutions to its healthcare clients, including home care staffing, recruitment process outsourcing, contingent workforce evaluation, and talent acquisition.

The Company paid: (i) $25,000,000 in cash consideration, subject to adjustment and payable in accordance with the Purchase Agreement (the “Cash Consideration”); and (ii) issued shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), with an aggregate value of $5,000,000 calculated based on the average closing price of such Common Stock over the five (5) trading days immediately preceding the closing date (the “Equity Consideration” and, together with the Cash Consideration, the “Purchase Price”).

The Purchase Price is also subject to a post-closing adjustment as set forth in the Purchase Agreement, including adjustments based on net working capital and indebtedness. Additionally, pursuant to the Purchase Agreement, Sellers are eligible to receive up to an additional $15,000,000 in earn-out consideration based on WSG’s 2021 through 2023 performance.

The Purchase Agreement contains customary terms and conditions, including provisions that require Sellers to indemnify the Company and its affiliates and representatives against certain losses related to, among other things, breaches of Sellers’ representations, warranties, covenants, and agreements as well as any excluded liabilities described in the Purchase Agreement. Similarly, subject to certain customary limitations, the Company agreed to indemnify Sellers and their respective affiliates and representatives against certain losses related to, among other things, breaches of Company’s representations, warranties, covenants, and agreements as well as any assumed liabilities described in the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement that is filed herewith as Exhibit 2.1. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Term Loan Credit Agreement

In conjunction with the WSG Acquisition, on June 8, 2021, the Company entered into a Term Loan Credit Agreement (the “Loan Agreement”) with Wilmington Trust, National Association as agent, pursuant to which the lenders party thereto extended to the Company a term loan in the amount of $100 million (the “Term Loan”). The Term Loan has a six-year maturity, with an interest rate of one-month LIBOR plus 5.75% per annum, subject to a 0.75% LIBOR floor. The Term Loan was used to pay the Cash Consideration, as well as any costs, fees, and expenses in connection with the WSG Acquisition, with the remainder used to pay down a portion of the asset based line-of-credit.

Borrowings under the Loan Agreement generally bear interest at a variable rate based on either LIBOR or Base Rate.  The Loan Agreement contains various restrictions and covenants applicable to the Company and its subsidiaries, including a covenant to maintain a minimum net leverage ratio. Obligations under the Loan Agreement are secured by substantially all the assets of the borrowers and guarantors under the Loan Agreement, subject to customary exceptions.

The Loan Agreement also contains customary events of default. If an event of default under the Loan Agreement occurs and is continuing, then the administrative agent or the requisite lenders may declare any outstanding obligations under the Loan Agreement to be immediately due and payable.  In addition, the Company or any of its subsidiaries becoming the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, constitutes an event of default under the Loan Agreement.

The Term Loan is secured by a second-priority security interest in the collateral as defined in that certain ABL Credit Agreement, dated October 25, 2019, by and among the Company and certain of its domestic subsidiaries as borrowers, certain of its domestic subsidiaries as guarantors, the Lenders (as defined therein), and Wells Fargo Bank, National Association as agent, as amended by Amendment No. 1 to ABL Credit Agreement, dated June 30, 2020, Amendment No. 2 to ABL Credit Agreement, dated March 8, 2021 (the “ABL Credit Agreement”). The lien priority, relative rights, and other creditors’ rights issues in respect of the collateral lenders are set forth in the Intercreditor Agreement, by and among Wells Fargo Bank, National Association, as First Lien Agent, and Wilmington Trust, National Association, as Second Lien Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof dated June 8, 2021 (the “Intercreditor Agreement”).

In connection with the Term Loan, on June 8, 2021, the Company also entered into Amendment No. 3 to ABL Credit Agreement (“Amendment No. 3”).  Amendment No. 3 provides mechanics relating to a transition away from LIBOR as a benchmark interest rate to a replacement alternative benchmark rate or mechanism for loans made in U.S. Dollars and permits the incurrence of indebtedness and grant of security as set forth in the Loan Agreement and in accordance with the Intercreditor Agreement.

The foregoing summaries of the Loan Agreement and Amendment No. 3 do not purport to be complete and are qualified in their entireties by reference to the full texts of the Loan Agreement and Amendment No. 3 that are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Asset Purchase Agreement” is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Term Loan is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth under the heading “Asset Purchase Agreement” in Item 1.01 above are incorporated by reference into this Item 3.02. The Company issued its Common Stock in connection with the closing of the Transaction in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on representations made by the individuals who received the Common Stock to the effect that they were acquiring the Common Stock for investment purposes and not with a view to, or for resale in connection with, the distribution of such securities in violation of applicable securities laws and that they had sufficient knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of an investment in such securities.

Item 8.01	Other Events.

The following risk factor is provided to update the risk factors of the Company previously disclosed in the Company’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020:

Notwithstanding the due diligence investigation we performed in connection with the Transaction, WSG may have liabilities, losses, or other exposures for which we do not have adequate insurance coverage, indemnification, or other protection.

While we performed significant due diligence on WSG prior to signing the Purchase Agreement, we are dependent on the accuracy and completeness of statements and disclosures made or actions taken by WSG and its representatives when conducting due diligence and evaluating the results of such due diligence. We did not control and may be unaware of activities of WSG before the acquisition, including intellectual property and other litigation or disputes, information security vulnerabilities, violations of laws, policies, rules and regulations, commercial disputes, tax liabilities, and other liabilities.

The Sellers’ obligations to indemnify us is limited to, among others, breaches of specified representations and warranties and covenants included in the Purchase Agreement and other specific indemnities as set forth in the Purchase Agreement.  In the event of a breach of a representation or warranty, other than a Core representation (as defined in the Purchase Agreement), Sellers obligation to indemnify us may be limited to the time frame in which the loss arises and the amount of the loss.  If any issues arise post-closing, we may not be entitled to sufficient, or any, indemnification or recourse from the Sellers, which could have a material adverse impact on our business and results of operations.

Item 9.01	Financial Statements and Exhibits

(d)                  Exhibits

Exhibit	Description
2.1*	Asset Purchase Agreement, by and among Cross Country Healthcare, Inc., Workforce Solutions Group, Inc., Health Talent Strategies, Inc., Talent Strategies, Inc., and Pamela Jung, dated June 8, 2021
10.1	Term Loan Credit Agreement, by and between Cross Country Healthcare, Inc. and the Lenders as defined therein, dated June 8, 2021
10.2
Amendment No. 3 to ABL Credit Agreement, by and among Cross Country Healthcare, Inc. and certain of its domestic subsidiaries as borrowers, certain of its domestic subsidiaries as guarantors, the Lenders (as defined therein), and Wells Fargo Bank, National Association as agent dated June 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	June 14, 2021	By:	/s/ William J. Burns
William J. Burns
Executive Vice President & Chief Financial Officer